UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SoundThinking, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 1, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of SoundThinking, Inc. The meeting will be held virtually, via a live audio webcast at www.meetnow.global/MUNUWWZ on Wednesday, June 21, 2023 at 9:00 a.m., Pacific Time (the “Annual Meeting”). The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the meeting.

On April 10, 2023, ShotSpotter, Inc. (Nasdaq: SSTI), a leading public safety technology company that combines data-driven solutions and strategic advisory services for law enforcement and community assistance groups, announced a rebranding and name change to SoundThinking, Inc. The new name reflects our focus on public safety through industry-leading law enforcement tools and community-focused solutions for non-law enforcement entities to utilize for a holistic approach to violence prevention, social services and economic assistance.

We believe that a virtual meeting provides expanded stockholder access and participation and improved communications, while affording stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically and ask questions during the meeting in accordance with our rules of conduct for the meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 9:00 a.m., Pacific Time, on June 21, 2023 to ensure you are logged in when the Annual Meeting starts.

You may vote your shares by proxy or online at the Annual Meeting. The Annual Meeting is being held so that stockholders may consider the election of three Class III directors; the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the enclosed Proxy Statement; the indication, on an advisory basis, of the frequency of stockholder advisory votes on the compensation of our named executive officers; the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2023; and any other business properly brought before the meeting. Please see the enclosed Notice of Annual Meeting and Proxy Statement for information on how to vote your shares.

The Board of Directors unanimously recommends a vote FOR each of its nominees for Class III director, FOR the advisory approval of compensation of our named executive officers, as disclosed in the enclosed Proxy Statement, for ONE YEAR as the preferred frequency of advisory votes to approve executive compensation, and FOR the ratification of our independent registered public accounting firm.

On behalf of our Board of Directors, officers and employees, I would like to take this opportunity to thank you for your continued support. We look forward to your attendance at the Annual Meeting.

Sincerely,

Ralph A. Clark

President and Chief Executive Officer

SoundThinking, Inc. 39300 Civic Center Dr., Suite 300 Fremont, CA 94538	+1 888 274 6877 toll free www.soundthinking.com

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SoundThinking, Inc.

39300 Civic Center Dr., Suite 300

Fremont, CA 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of SoundThinking, Inc. (the “Company”). The meeting will be held virtually via a live audio webcast at www.meetnow.global/MUNUWWZ, on Wednesday, June 21, 2023 at 9:00 a.m., Pacific Time. We believe that a virtual meeting provides expanded stockholder access and participation and improved communications, while affording stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically and ask questions during the meeting in accordance with our rules of conduct for the meeting. We encourage you to attend online and participate. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

The Annual Meeting will be held for the following purposes:

1.

To elect three nominees for Class III director named in the accompanying Proxy Statement, each to hold office until the 2026 Annual Meeting of Stockholders and until the director’s successor is duly elected and qualified or until the director’s earlier death, resignation or removal.

2.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement.

3.	To indicate, on a non-binding advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

4.	To ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

5.	To conduct any other business properly brought before the Annual Meeting.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board of Directors recommends that you vote (i) FOR the election of all nominees to serve as Class III directors of the Company, (ii) FOR the non-binding advisory approval of executive compensation, (iii) for ONE YEAR as the preferred frequency of advisory votes to approve executive compensation, and (iv) FOR the ratification of the appointment of Baker Tilly US, LLP as our independent registered public accounting firm for the year ending December 31, 2023.

In accordance with rules established by the Securities and Exchange Commission, we are providing you access to our proxy materials over the Internet. Accordingly, we plan to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders on or about May 1, 2023. The Notice will describe how to access and review our proxy materials, including our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022. The Notice will also describe how you may submit your proxy on the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials by the Internet to help reduce the environmental impact and cost of the Annual Meeting.

The Board of Directors has fixed the close of business on April 24, 2023 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list

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of stockholders entitled to vote will be available for inspection during normal business hours for 10 days ending the day prior to the Annual Meeting at our address above. A complete list of such stockholders will also be available for examination by any stockholder for a period of 10 days ending the day prior to the Annual Meeting for any purpose germane to the Annual Meeting by contacting stockholders@soundthinking.com.

All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 21, 2023 at 9:00 a.m. Pacific Time via a live audio webcast at www.meetnow.global/MUNUWWZ.

The Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.edocumentview.com/SSTI.

By order of the Board of Directors,

Alan R. Stewart
Chief Financial Officer and Secretary

May 1, 2023

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YOUR VOTE IS IMPORTANT

You are cordially invited to attend the Annual Meeting, which will be held via a live audio webcast. Whether or not you expect to attend the Annual Meeting, please cast your vote as promptly as possible in order to ensure your representation at the meeting. If you are a stockholder of record, please vote by the internet or by telephone, or, if you elect to receive a paper proxy card by mail, by completing, dating, signing and returning the proxy mailed to you. Submitting your vote via the internet or by telephone or proxy card will not affect your right to vote in person online if you decide to attend the Annual Meeting. If your shares are held in street name (held for your account by a broker, bank, or other nominee), you will receive instructions from your nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the internet if your voting instructions from your nominee include instructions for doing so. Even if you have voted by proxy, you may still vote online at the virtual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

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i

SOUNDTHINKING, INC.

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

WEDNESDAY, JUNE 21, 2023 AT 9:00 A.M. PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we will send you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of SoundThinking, Inc. (referred to as the “Company,” “SoundThinking” or in the first person) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including any adjournments or postponements of such meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. Please note that while our proxy materials are available at the website referenced in the Notice, and our Notice, Proxy Statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice on or about May 1, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice. You may also request that we mail you a full set of the proxy materials. Instructions on how to request a printed copy may be found in the Notice.

What is the date, time and place of the Annual Meeting?

The Annual Meeting will be held virtually via a live audio webcast at www.meetnow.global/MUNUWWZ on Wednesday, June 21, 2023 beginning at 9.00 a.m. Pacific Time. Any stockholder can listen to and participate in the Annual Meeting via the live audio webcast, and we believe that a virtual meeting provides expanded stockholder access and participation and improved communications, while affording stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically and submit questions and comments during the meeting in accordance with the rules of conduct for the meeting. We encourage you to attend online and participate.

How do I attend and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live audio webcast only. The meeting will start at 9:00 a.m. Pacific Time on Wednesday, June 21, 2023. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

You can attend the meeting by accessing www.meetnow.global/MUNUWWZ, and entering the 15-digit control number included on your Notice or your proxy card if you received one by mail. If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare Limited (“Computershare”)), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.

Beneficial owners who do not have a control number may gain access to the meeting by registering in advance. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your SoundThinking holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 12, 2023. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following: by email—forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com or by mail to Computershare, SoundThinking Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006.

We recommend that you log in a few minutes before 9:00 a.m. Pacific Time to ensure you are logged in when the Annual Meeting begins.

If you would like to submit a question during the Annual Meeting after you are logged in, questions can be submitted by accessing the meeting center at www.meetnow.global/MUNUWWZ. To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•	You may submit questions and comments only electronically via chat function through the meeting portal www.meetnow.global/MUNUWWZ during the Annual Meeting.

•	Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments.

•	Please direct all questions to Ralph Clark, our President, Chief Executive Officer and Director.

•	Please include your name and affiliation, if any, when submitting a question or comment.

•	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

•	Questions may be grouped by topic by our management.

•

Questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow stockholders and Annual Meeting participants.

•	No audio or video recordings of the Annual Meeting are permitted.

If you attend the virtual meeting as described above, you will be deemed to be attending in person, as provided by Delaware law. Information on how to vote at the Annual Meeting is discussed below.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

If you have any technical difficulties or any questions regarding the virtual meeting website, we are ready to assist you. Please email https://support.vevent.com. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our investor relations website, http://ir.soundthinking.com, including information on when the meeting will be reconvened.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 24, 2023, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Annual Meeting. As of the record date, there were 12,244,760 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

What am I voting on?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders. There are four matters scheduled for a vote:

•

Election of the three Class III directors named herein, each to hold office until the 2026 annual meeting of stockholders or until the director’s successor is duly elected and qualified or until the director’s earlier death, resignation or removal (Proposal 1);

•	Non-binding advisory approval of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement in accordance with SEC rules (Proposal 2);

•	Non-binding advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers (Proposal 3); and

•	Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 4).

You may either vote FOR each of the nominees for election to the Board or you may WITHHOLD your vote for any nominee you specify. You may either vote FOR or AGAINST or abstain from voting for the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. You may vote ONE YEAR, TWO YEARS or THREE YEARS or abstain from voting for preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. You may either vote FOR or AGAINST or abstain from voting for the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If on April 24, 2023, your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote online at the virtual Annual Meeting or vote by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to cast your vote as soon as possible to ensure your vote is counted.

•

To vote by proxy by internet. You may access the website of the Company’s tabulator, Computershare. Please follow the steps outlined on the Notice or your proxy card. Your shares will be voted in accordance with your instructions.

•

To vote by proxy by telephone. To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice.

•

To vote by proxy by mail. To vote using a proxy card that you request as provided in the Notice, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote in person online. If you attend the Annual Meeting, you may vote online by visiting www.meetnow.global/MUNUWWZ. Please have your 15-digit control number to join the Annual Meeting. We recommend logging in a few minutes before 9:00 a.m. California time on June 21, 2023 to ensure you are logged in when the Annual Meeting starts.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 24, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account and you should have received instructions from that organization as to how to do so, including by internet, telephone or mail. You are also invited to attend the virtual Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares online at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

How many votes do I have?

Holders of common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.

If I am a stockholder of record and I do not vote, or if I otherwise cast my vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by proxy or online at the Annual Meeting, your shares will not be voted.

If you vote by proxy without marking voting selections, your shares will be voted, as applicable, FOR the election of all nominees for Class III director, FOR the advisory approval of execution compensation, for ONE YEAR as the preferred frequency of advisory votes to approve executive compensation and FOR the ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion depending on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” under applicable rules but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported.

Proposals 1 (election of directors), 2 (advisory approval of executive compensation), and 3 (preferred frequency of advisory votes to approve executive compensation) are considered to be “non-routine” matters, but Proposal 4 (to ratify the selection of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for year ending December 31, 2023) is considered to be a “routine” matter. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2 and 3 without your instructions but may vote your shares on Proposal 4 even in the absence of your instruction. If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: (1) with respect to Proposal 1 to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; (2) with respect to Proposal 2 regarding the advisory vote on executive compensation, votes “FOR,” “AGAINST,” abstentions and broker non-votes; (3) with respect to Proposal 3 regarding frequency of stockholder advisory votes to approve executive compensation, votes for frequencies of “ONE YEAR,” “TWO YEARS” or “THREE YEARS,” abstentions and broker non-votes; and, (4) with respect to Proposal 4 regarding the ratification of Baker Tilly US, LLP, votes “FOR,” “AGAINST” and abstentions.

Abstentions will be counted towards the vote total for each of Proposals 2 and 4, and will have the same effect as “AGAINST” votes. For Proposal 3, abstentions will be counted towards the vote total, and will have the same effect as votes against each of the proposed voting frequencies. Broker non-votes on Proposals 1, 2 and 3 will have no effect and will not be counted towards the vote total for any of those proposals.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine’ matters because you did not provide voting instructions on these matters. These un-voted shares with respect to the “non-routine” matters are counted as “broker non-votes.” Because brokers are permitted to vote on “routine” matters without instructions from the beneficial owner, broker non-votes do not occur with respect to such matters. Proposals 1 (election of directors), 2 (advisory approval of executive compensation) and 3 (preferred frequency of advisory votes to approve executive compensation) are considered “non-routine” matters, but Proposal 4 (to ratify the selection of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for year ending December 31, 2023) is a “routine” matter. Accordingly, if you do not instruct the broker how to vote your shares, your broker will only be able to vote your shares with respect to Proposal 4 and will not be able to vote your shares with respect to Proposals 1, 2 and 3. Accordingly, we expect broker non-votes to exist in connection with Proposals 1, 2 and 3.

As a reminder, if you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of common stock representing a majority of the voting power of the outstanding shares of stock entitled to vote on the record date will constitute a quorum, permitting the meeting to conduct its business. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the meeting. As of the record date, there were 12,244,760 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. As described above, stockholders attending the virtual meeting will be deemed to be attending in person, as provided by Delaware law, and their shares will be counted towards the quorum requirement. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares so represented may adjourn the Annual Meeting without further notice.

What vote is required to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	The three nominees receiving the most FOR votes; withheld votes will have no effect	Not applicable	No effect

2	Advisory approval of the compensation of the Company’s named executive officers	FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	No effect

3	Advisory vote on the frequency of stockholder advisory votes on executive compensation	The frequency receiving the votes of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. In the event that no frequency receives a majority of the votes, we will consider the frequency that receives the most votes to be the frequency preferred by our stockholders.	Against each of the proposed voting frequencies	No effect

4	Ratification of the selection of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2023	FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	Not applicable

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy with a later date, by internet, telephone or mail. Your most current proxy is the one that is counted.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 39300 Civic Center Dr., Suite 300, Fremont, California 94538.

•	You may attend the virtual Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

What proxy materials are available on the internet?

The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.edocumentview.com/SSTI.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 2, 2024 to our Corporate Secretary, SoundThinking, Inc., 39300 Civic Center Dr., Suite 300, Fremont, California 94538 and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). While our board will consider stockholder proposals, we reserve the right to omit from the proxy statement proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Pursuant to our amended and restated bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2023 annual meeting of stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on March 23, 2024 nor earlier than the close of business on February 22, 2024.

However, if our 2024 annual meeting of stockholders is not held between May 22, 2024 and July 21, 2024, to be timely, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2024 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the 2024 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees at the 2024 annual meeting that intend to make use of the SEC’s “universal proxy” rules must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. Each director serves until the expiration of the term for which such director was elected or appointed, or until such director’s earlier death, resignation or removal. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our directors are currently divided among the three classes as follows:

•	Class I, which consists of William J. Bratton and Deborah Elam Grant, whose terms will expire at the 2024 annual meeting of stockholders;

•	Class II, which consists of Pascal Levensohn and Roberta Jacobson, whose terms will expire at the 2025 annual meeting of stockholders; and

•	Class III, which consists of Ralph A. Clark, Marc Morial and Ruby Sharma, whose terms will expire at the Annual Meeting.

Our Board currently consists of seven members, three of whom are in the class whose term of office expires at the upcoming Annual Meeting. We expect that any additional directorships resulting from any future increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Mr. Clark, Mr. Morial and Ms. Sharma have been nominated to serve as Class III directors. Each of the nominees, except for Ms. Sharma, is currently a director of the Company who was previously elected by the stockholders. Ms. Sharma was appointed to the Board upon the recommendation of the Board’s Nominating and Corporate Governance Committee.

Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the 2026 annual meeting of stockholders and until her or his successor has been duly elected, or if sooner, until the director’s death, resignation or removal. It is the Company’s policy that directors and nominees for director are expected to attend each annual meeting. All the directors serving at such date attended the annual meeting held in 2022.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of FOR votes will be elected. Because directors need only be elected by a plurality of the vote, in an uncontested election broker non-votes and withheld votes will not affect whether any particular nominee has received sufficient votes to be elected in such cases. There is no cumulative voting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.

The following table sets forth, for the Class III nominees (Mr. Clark, Mr. Morial and Ms. Sharma) and our other directors who will continue in office after the Annual Meeting, their ages and position/office held with us as of the date of this Proxy Statement:

Name	Age	Position/Office Held With SoundThinking
Class I directors, whose terms will expire at the 2024 annual meeting of stockholders
William J. Bratton(3)	75	Director
Deborah Elam Grant (2)(3)	61	Director

Class II directors, whose terms will expire at the 2025 annual meeting of stockholders
Pascal Levensohn(1)	62	Director, Chair of the Board
Roberta Jacobson(2)(3)	63	Director

Class III directors, whose terms will expire at the Annual Meeting
Ralph A. Clark	64	President and Chief Executive Officer
Marc Morial(1)(2)	65	Director
Ruby Sharma(1)	56	Director

(1)	Member of the Audit Committee of the Board (the “Audit Committee”)
(2)	Member of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”)
(3)	Member of the Compensation Committee of the Board (the “Compensation Committee”)

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

Nominees for Election until the 2026 Annual Meeting of Stockholders

Ralph A. Clark has served as our President and Chief Executive Officer and as a member of our Board since August 2010. From September 2005 until July 2010, Mr. Clark served as Chief Executive Officer of GuardianEdge Technologies, Inc., an endpoint data security firm. Prior to that, Mr. Clark served as Vice President, Finance of Adaptec, Inc. following Adaptec’s acquisition of Snap Appliances, Inc., where he had been Chief Financial Officer. Mr. Clark is a member of the board of directors of Trinet Group, Inc., a provider of comprehensive human resources for small and medium-size businesses. Mr. Clark is also a member of the board of directors of Glowforge, a private company manufacturer of 3D laser printers. Mr. Clark also has held various positions at start-up companies, served in executive sales and marketing roles at IBM and worked as an investment banker at Goldman Sachs and Merrill Lynch. Mr. Clark holds a B.S. in economics from the University of the Pacific and an M.B.A. from Harvard Business School. Our Board believes that Mr. Clark’s significant business experience from both inside and outside our industry and his role as our Chief Executive Officer qualify him to serve on our Board.

Marc Morial has served as a member of our Board since September 2015. Since 2003, Mr. Morial also has served as the President and Chief Executive Officer of the National Urban League, a civil rights organization dedicated to economic empowerment in order to elevate the standard of living in historically underserved urban communities. From 1994 to 2002, Mr. Morial served as the Mayor of New Orleans, Louisiana. Prior to serving as Mayor of New Orleans, Mr. Morial held other various positions in public office and nonprofit management. Mr. Morial has a B.A. in economics from the University of Pennsylvania and a J.D. from Georgetown University. Our Board believes that Mr. Morial’s experience in serving underserved urban communities, local governments and community organizations qualifies him to serve on our Board.

Ruby Sharma has served as a member of our Board since December 2021. From September 2018 to December 2022, she has served as Managing Partner of RNB Strategic Advisors, a strategic advisory firm. From

2004 to 2017, Ms. Sharma served as Senior Partner and from 2002 to 2004 as Senior Manager at Ernst & Young LLP. From 1999 to 2002, Ms. Sharma served as Senior Manager at Arthur Andersen LLP. From 1996 to 1998, Ms. Sharma served as Senior Manager at Grant Thornton GmbH. Ms. Sharma holds a B.A. in Economics from Delhi University. Ms. Sharma is a Fellow Chartered Accountant of the Institute of Chartered Accountants in England and Wales and completed an Executive Program at Northwestern University Kellogg School of Management. Our Board believes that Ms. Sharma’s significant experience in accounting and auditing matters qualifies her to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR EACH NAMED NOMINEE.

Directors Continuing in Office until the 2024 Annual Meeting of Stockholders

William J. Bratton has served as a member of our Board since November 2017 and previously served as a member of our Board from April 2013 until December 2013. Since September 2016, Mr. Bratton has served as Senior Managing Director of Teneo Holdings, a global CEO advisory firm, and as Executive Chairman of its Teneo Risk division. From January 2014 until September 2016, Mr. Bratton served a second term as Commissioner of the New York City Police Department (“NYPD”), by appointment. From November 2012 to December 2013, Mr. Bratton served as Chief Executive Officer of the Bratton Group LLC, a New York City-based public safety and law enforcement consulting firm, which has consulted extensively in the United States and Latin America on policing, public safety and rule-of-law initiatives. From September 2010 to November 2012, Mr. Bratton served as Chairman of Kroll Advisory Solutions (“Kroll”), a global security solutions and specialized law enforcement company, the successor to Altegrity Risk International where he served as Chairman from November 2009 to November 2012. From October 2002 to October 2009. Mr. Bratton served as Chief of the Los Angeles Police Department (“LAPD”). From 1996 until his appointment as LAPD Chief, Mr. Bratton worked in the private sector, including as Senior Consultant to Kroll’s Public Services Safety Group and Crisis and Consulting Management Group. From 1994 to 1996, Mr. Bratton served his first term as Commissioner of the NYPD by appointment. Mr. Bratton has also served as head of a number of other police agencies including commissioner of the Boston Police Department, Chief of Police of the New York City Transit Police Department, Superintendent of the Massachusetts Metropolitan District Commission of Police and Chief of Police for the Massachusetts Bay Transportation Authority. Mr. Bratton is the Vice Chairman of the Homeland Security Advisory Council and serves as a director of Mission Ready Solutions, Inc., a provider of government contracting solutions. He holds a bachelor’s degree in law enforcement from Boston State College/University of Massachusetts and is a graduate of the FBI National Executive Institute and the Senior Executive Fellows Program at Harvard’s John F. Kennedy School of Government. Our Board believes that Mr. Bratton’s significant experience in law enforcement both in the United States and abroad and his insight in criminal justice system operations qualify him to serve on our Board.

Deborah Elam Grant is the President and CEO of Corporate Playbook Consulting, LLC, a company that provides leaders with strategic direction to elevate diversity, inclusion, philanthropy and culture in the workplace, which she founded in October 2016. From October 2013 to February 2017, Ms. Grant served as President of the GE Foundation and from September 2002 to February 2017, she served as Global Chief Diversity Officer at General Electric Company, where she worked for 30 years. Ms. Grant also created and hosts Dining with Deb, an innovative dining experience that brings together professional women across racial, religious and political lines to drive meaningful connections. Ms. Grant was appointed to and served on the Federal Communications Commission’s Advisory Committee on Diversity and Digital Empowerment. Ms. Grant also serves as an independent director at Daniel J. Edelman Holdings. Ms. Grant holds a B.A. in sociology from Louisiana State University and an M.P.A. from Southern University in Baton Rouge, Louisiana. Our Board believes that Ms. Grant’s experience in executive leadership and diversity matters qualify her to serve on our Board.

Directors Continuing in Office until the 2025 Annual Meeting of Stockholders

Pascal Levensohn has served as a member of our Board since 2007 and currently serves as Chair of the Board. Mr. Levensohn is currently the Senior Managing Director of Dolby Family Ventures, a venture investing organization, and has served in this position since 2014. Since 1996, Mr. Levensohn has also served as the founder and Manager of Levensohn Venture Partners LLC, a venture capital firm, and as the Chief Executive Officer of Levensohn Global LLC, a consulting firm. He is currently the director of several private companies. From April 2007 until April 2011, Mr. Levensohn served on the board of directors of the National Venture Capital Association. He is a member of the Council on Foreign Relations. Mr. Levensohn holds an A.B. in Government from Harvard University. Our Board believes that Mr. Levensohn’s experience investing in technology businesses and his service on numerous boards of directors qualify him to serve on our Board.

Ambassador Roberta Jacobson is a senior advisor at DGA/Albright Stonebridge Group, a global business strategy firm based in Washington, D.C., and served a 100-day term as the National Security Council’s coordinator for the southern border of the United States from January 2021 to April 2021. From November 2020 to January 2021, Ambassador Jacobson served as a volunteer Agency Review Team member for the Biden Administration presidential transition team to directly support transition efforts related to the U.S. Department of State. From May 2016 to May 2018, Ambassador Jacobson served as U.S. ambassador to Mexico. From July 2011 to May 2016, Ambassador Jacobson served as the State Department’s acting assistant secretary and then assistant secretary for Western Hemisphere affairs. Ambassador Jacobson holds a B.A. from Brown University and a Master of Arts degree in Law and Diplomacy from Tufts University Fletcher School of Law and Diplomacy. Our Board believes that Ambassador Jacobson’s experience in international business and diplomatic affairs qualifies her to serve on our Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”). Under Nasdaq listing requirements and rules, a majority of the members of a listed company’s board of directors must qualify as “independent”, as affirmatively determined by the company’s board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in Nasdaq listing standards.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that each of the Company’s directors, other than Mr. Clark, is independent within the meaning of the applicable Nasdaq listing standards. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in “Certain Relationships and Related Party Transactions.”

Board Leadership

Our Chair of the Board is currently Pascal Levensohn, an independent director. Currently, our Board believes that it is in the best interests of the Company and our stockholders to have the roles of Chair of the Board and Chief Executive Officer held by different persons. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole. Our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board, including the separation of the Chair of the Board and Chief Executive Officer roles, and makes such recommendations to our Board as our Nominating and Corporate Governance Committee deems appropriate. Our corporate governance guidelines provide that, when the positions of Chair of the Board and Chief Executive Officer are held by the same person, the independent directors may designate a “lead independent director.”

Our Chief Executive Officer is the principal executive officer of the Company and has general charge and supervision of the business and strategic direction of the Company. Our Chair of the Board facilitates the board’s oversight of management and the Company’s long-range strategy and business initiatives, and serves as a liaison between management and independent directors.

The Chair of the Board has the following responsibilities:

•	preside over and manage the meetings of the Board;

•	facilitate communication among the Chair of the Board, the Board as a whole, Board committees, and management, and encouraging director participation in discussions;

•	approve the scheduling of meetings of the Board, lead the preparation of the agenda for each meeting, and approve the agenda and materials for each meeting;

•	serve as liaison between management and independent directors;

•	represent the Board at annual meetings of stockholders and be available, when appropriate, for consultations with stockholders;

•	act as an advisor to the Chief Executive Officer on strategic aspects of the business; and

•	such other duties as prescribed by the Board.

If the Board elects a lead independent director, such lead independent director will have the following responsibilities:

•	with the Chair of the Board, establish the agenda for regular Board meetings and serve as Chair of the Board meetings in the absence of the Chair of the Board;

•	establish the agenda for meetings of the independent directors;

•	coordinate with the committee chairs regarding meeting agendas and information requirements;

•	preside over meetings of the independent directors;

•	preside of any portions of meetings of the Board at which the evaluation or compensation of the Chief Executive Officer is presented or discussed;

•	preside over any portions of meetings of the Board at which the performance of the Board is presented or discussed; and

•	coordinate the activities of the other independent directors and perform such other duties as may be established or delegated by the Chair of the Board.

Board and Committee Self Assessments

On an annual basis, the Board, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee conduct self-assessments to ensure effective performance and to identify opportunities for improvement. As part of the self-assessment process, directors respond to a comprehensive questionnaire that asks them to consider various topics related to board and committee composition, structure, effectiveness, and responsibilities. Each committee, as well as the Board as a whole, then reviews and assesses the responses from this assessment and any recommendations to the Board. The results of the assessments are then discussed by the Board with a view toward taking action to address any issues presented.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee oversees aspects of our corporate governance functions and our environmental, social and governance policies and programs, including recommendations regarding such matters. Our Compensation Committee assesses and monitors our compensation practices and policies as they relate to risk management and whether they have the potential to encourage excessive risk-taking, and oversees matters relating to human capital management, including our policies and strategies regarding recruiting, retention and diversity and inclusion. We believe that our leadership structure supports the risk oversight function of the Board. With our President and Chief Executive Officer serving on the Board, he promotes open communication between management and directors relating to risk.

Meetings of the Board of Directors and its Committees

The Board met nine times during 2022. The Audit Committee met four times during 2022. The Compensation Committee met three times during 2022. The Nominating and Corporate Governance Committee

met two times during 2022. Each director attended 75% or more of the aggregate number of meetings of the Board, and each of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

The Company’s independent directors met four times in regularly scheduled executive sessions at which only independent directors were present.

Communications with our Board of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail to our Board or the individual director at 39300 Civic Center Dr., Suite 300, Fremont, California, 94538, Attn: Corporate Secretary. The communication may indicate that it contains a stockholder or interested party communication. In accordance with our stockholder communications policy, all such communication will be reviewed by the Company’s Corporate Secretary, and, if appropriate, will be forwarded to the Board or such director.

Board Composition and Refreshment

All Board members are highly engaged and actively involved in overseeing our strategy. We are thoughtful in our approach to Board refreshment and we engage in Board succession planning. As a result of our approach, our director nominees represent diverse perspectives and experiences and bring core strategic, operating, financial and governance skills and experience to our Board.

As stated in our Corporate Governance Guidelines, the Board will consider diversity (including diversity of gender, race, ethnicity, age, sexual orientation and gender identity), skills and other factors as it deems appropriate. The Board values diversity and recognizes the importance of having unique and complementary backgrounds and perspectives in the board room. The Board endeavors to bring together diverse skills, professional experience, perspectives, age, race, ethnicity, gender, and cultural backgrounds that reflect our customer base and the citizens served by our customers, and to guide us in a way that reflects the best interests of all of our stockholders.

The following tables set forth Board level diversity statistics based on self-identification of members of our Board as of May 1, 2023. We included diversity statistics for our Board as of May 2, 2022 in our proxy statement for our 2022 annual meeting of stockholders.

Board Diversity Matrix (As of May 1, 2023)

Total Number of Directors     7

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	—	—

Part II: Demographic Background
African American or Black	1	2	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Director Skills and Experience

The following table sets forth statistics as to the skills and experiences of our Board members across selected categories we believe are valuable to the oversight of our business. The right column represents the number of directors that hold such skills or experience.

Board Skills and Experience
Total Number of Directors	7

Experience	Skilled
Board Experience	7
Financial Experience	3
Strategic Planning/Growth	4
Law Enforcement	1
Civil/Municipal Government	1
Mergers and Acquisitions	3
Technology Experience	2

Board Committees

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information for the year ended December 31, 2022 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
William J. Bratton			X
Roberta Jacobson			X		X
Pascal Levensohn	X
Marc Morial	X				X	*
Ruby Sharma	X	*
Deborah Elam Grant			X	*	X
Total meetings in fiscal 2022	4		3		1

*	Committee Chair

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financing reporting processes and audits of its financial statements. Our Audit Committee consists of three directors, Mr. Levensohn, Ms. Sharma and Mr. Morial, with Ms. Sharma serving as the chair.

The principal duties and responsibilities of our Audit Committee include, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management, including risks relating to data privacy, technology and information security, including cyber security;

•	reviewing related party transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The Board adopted a written Audit Committee charter that satisfies applicable Nasdaq listing standards and is available to stockholders on the Company’s website at ir.soundthinking.com.

Audit Committee members must satisfy the independence requirements set forth in Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act (“Rule 10A-3”). To be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his capacity as a member of our Audit Committee, our Board, or any other committee of our Board: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board also determined that each member of the Audit Committee satisfies the independence standards for the Audit Committee established by Nasdaq listing standards and Rule 10A-3 and that Ms. Sharma, the Audit Committee chair, is an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

Compensation Committee

Our Compensation Committee consists of three directors, Ms. Grant, Mr. Bratton and Ambassador Jacobson, with Ms. Grant serving as the chair. The principal duties and responsibilities of our Compensation Committee include, among other things:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans;

•	overseeing matters relating to human capital management, including the Company’s policies and strategies regarding recruiting, retention and diversity and inclusion; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

The Board adopted a written Compensation Committee charter that satisfies applicable Nasdaq listing standards and is available to stockholders on the Company’s website at ir.soundthinking.com.

The Board has determined that each member of the Compensation Committee satisfies the independence requirements for the Compensation Committee set forth in Nasdaq Rule 5605(d)(2) and Rule 10C-1 promulgated under the Exchange Act, and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.

Compensation Committee Processes and Procedures

The Compensation Committee retained independent compensation consultants at Aon Reward Solutions (“Aon”) to conduct market research and analysis to assist the Compensation Committee in developing appropriate compensation and incentives for our executive officers and non-employee directors for 2022, to advise the Compensation Committee and to provide ongoing recommendations regarding material executive officer and non-employee director compensation decisions, and to review compensation proposals from management. Aon reports directly to the Compensation Committee and does not provide any non-compensation-related services to the Company. Prior to engaging Aon, our Compensation Committee considered the independence factors set forth in Nasdaq listing standards.

Our executive officers submit proposals to our Board and Compensation Committee regarding our executive and non-employee director compensation. Our Chief Executive Officer provides feedback and recommendations to our Compensation Committee with respect to executive compensation, other than his own compensation, including with regard to senior executive performance, responsibility and experience levels. The Compensation Committee often takes into consideration both our Chief Executive Officer’s input and the input of other senior executives in setting compensation levels.

Compensation Committee Interlocks and Insider Participation

During 2022, our Compensation Committee consisted of Mr. Bratton, Ms. Grant and Ambassador Jacobson. None of the members of the Compensation Committee is currently or has been at any time one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of three directors, Mr. Morial, Ms. Grant and Ambassador Jacobson, with Mr. Morial serving as the chair. The Nominating and Corporate Governance Committee’s responsibilities include, among other things:

•	identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board and its committees;

•	evaluating the performance of our Board and of individual directors;

•	considering and making recommendations to our Board regarding the composition of our Board and its committees;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters;

•	overseeing the Company’s environmental, social and governance policies and programs; and

•	overseeing an annual evaluation of the Board’s performance.

The Board adopted a written Nominating and Corporate Governance Committee charter that satisfies applicable Nasdaq listing standards and is available to stockholders on the Company’s website at ir.soundthinking.com.

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards).

Nominations to the Board of Directors

With the goal of developing a diverse, experienced and highly qualified Board, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee will periodically review and assess these qualifications from time to time through the development and evaluation of the Company’s corporate governance guidelines. Any changes to the Company’s corporate governance guidelines proposed by the Nominating and Corporate Governance Committee are submitted to the Board for approval. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee will consider diversity (including diversity of gender, race, ethnicity, age, sexual orientation and gender identity), skills, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the

Board may do so by delivering a written recommendation to 39300 Civic Center Dr., Suite 300, Fremont, California 94538 at least 120 days prior to the anniversary date of the preceding year’s annual meeting. Submissions must comply with and include such items as provided in our amended and restated bylaws.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics is available on our website at ir.soundthinking.com. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements. The inclusion of our website address in this document does not include or incorporate by reference into this document the information on or accessible through our website.

Corporate Governance Guidelines

Our Board has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings, and involvement of senior management, performance evaluation of the Chief Executive Officer and succession planning, and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at ir.soundthinking.com. The inclusion of our website address in this document does not include or incorporate by reference into this document the information on or accessible through our website.

Prohibition on Hedging, Short Sales and Pledging

We have adopted an insider trading policy applicable to all of our employees and members of our Board. This policy prohibits hedging and monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, this policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin and holding it in a margin account and pledging our shares as collateral for a loan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with the management of SoundThinking, Inc. The Audit Committee has also reviewed and discussed such financial statements with Baker Tilly US, LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee has discussed with its independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The Audit Committee

Ruby Sharma (Chair)

Pascal Levensohn

Marc Morial

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of SoundThinking, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure in the section titled “Executive and Director Compensation” contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are designed to align executive compensation with the Company’s business objectives and corporate performance, to be consistent with current market practices, and to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act, and Section 14A of the Exchange Act also enable the Company’s stockholders, at least once every six years, to indicate their preference regarding how frequently the Company should solicit a say-on-pay vote/non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. In accordance with the Dodd-Frank Act, the Company is asking stockholders to indicate whether they would prefer an advisory vote every year, every other year or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of every year.

The Board believes that an annual advisory vote on the compensation of the Company’s named executive officers will allow stockholders to provide direct input on the Company’s compensation philosophy, policies and practices. Accordingly, the Board recommends that you vote for a one-year interval for the shareholder advisory votes on executive compensation.

While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company’s executive officer compensation practices should be held every year, every other year or every three years.

The Board and the Compensation Committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and, therefore, not binding on the Board or the Company, the Board may decide that it is in the best interests of the stockholders that the Company hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of the Company or the Board.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR ONE YEAR FOR PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that the Board submit this appointment for ratification by the stockholders at the Annual Meeting.

Baker Tilly US, LLP audited our financial statements for the years ended December 31, 2015 through 2022. Representatives of Baker Tilly US, LLP are expected to participate during the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of SoundThinking and its stockholders.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by Baker Tilly US, LLP for the fiscal years ended December 31, 2022 and 2021.

	Fiscal Year Ended December 31,
	2022	2021
Audit Fees(1)	$465,620	$267,795
Audit-related Fees(2)	8,400	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$474,420	$267,795

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.

(2)

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

Pre-Approval Procedures

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee pre-approves all audit and non-audit services rendered by our independent registered public accounting firm, Baker Tilly US, LLP. Such pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

All of the services provided by Baker Tilly US, LLP for our fiscal years ended December 31, 2022 and 2021 described above were pre-approved by the Audit Committee. Our Audit Committee has determined that the rendering of services other than audit services by Baker Tilly US, LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 24, 2023, for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers (as such term is defined in “Executive and Director Compensation” below);

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 12,244,760 shares of common stock outstanding as of April 24, 2023.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock that may be issuable upon settlement of outstanding restricted stock units (“RSUs”) on or before June 23, 2023 or that may be issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before June 23, 2023, which is 60 days after April 24, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o SoundThinking, Inc., 39300 Civic Center Dr., Suite 300, Fremont California 94538.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage of Total
5% or greater stockholders:
Entities affiliated with Lauder Partners LLC(1)	2,255,406	18.6%
Federated Hermes, Inc.(2)	1,320,594	10.9%
Nine Ten Capital Management LLC(3)	960,468	7.9%
Gilder, Gagnon, Howe & Co. LLC(4)	920,537	7.6%

Named executive officers and directors
William J. Bratton(5)	21,858	*
Deborah Elam Grant(6)	7,459	*
Roberta Jacobson(7)	6,882	*
Pascal Levensohn(8)	23,471	*
Marc Morial(9)	34,235	*
Ruby Sharma(10)	6,469	*
Ralph A. Clark(11)	568,764	4.6%
Alan R. Stewart(12)	105,524	* %
Nasim Golzadeh(13)	99,170	*
All current executive officers and directors as a group (10 persons)(14)	933,968	7.7%

*	Represents beneficial ownership of less than 1% of the total outstanding common.

(1)

Based on a Schedule 13G/A filed with the SEC on February 9, 2022, reporting beneficial ownership as of December 31, 2021. Consists of: (i) 1,019,529 shares of common stock held by The Gary M. Lauder Revocable Trust; (ii) 1,136,725 shares of common stock held by Lauder Partners LLC; (iii) 91,000 shares of common stock held by Gary M. Lauder 2015 Trust; and (iv) 8,152 shares of common stock held directly by Mr. Lauder. Mr. Lauder is a Trustee of The Gary M. Lauder Revocable Trust and Gary M. Lauder 2015 Trust, and the General Partner of Lauder Partners LLC and has sole voting and dispositive power over the 2,255,406 shares. The address for The Gary M. Lauder Revocable Trust and Lauder Partners LLC is 40th Floor, 767 Fifth Ave., New York, NY 10153.

(2)

Based on a Schedule 13G/A filed with the SEC on February 1, 2023, reporting beneficial ownership as of December 31, 2022. Federated Hermes, Inc. (the “Federated Parent”) is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Federated Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that collectively own 1,320,594 shares of common stock. The Federated Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of the Federated Parent. All of the Federated Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust for which Thomas R. Donahue and J. Christopher Donahue act as trustees. The address of Federated Hermes, Inc. is 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

(3)

Based on a Schedule 13G/A filed with the SEC on February 10, 2023, reporting beneficial ownership as of December 31, 2022. Consists of 960,468 shares over which Nine Ten Capital Management LLC has sole voting and dispositive power over the shares. The address for Nine Ten Capital Management LLC is 1603 Orrington Avenue, Suite 1650, Evanston, IL 60201.

(4)

Based on a Schedule 13G/A filed with the SEC on February 14, 2023, reporting beneficial ownership as of December 31, 2022. Consists of 920,537 shares held in customer accounts over which partners and/or employees of the Gilder, Gagnon, Howe and Co. LLC have shared power and discretionary authority to dispose of or direct the disposition of the shares. The address for Gilder, Gagnon, Howe and Co. LLC is 475 10th Avenue, New York, NY 10018.

(5)	Consists of: (i) 16,922 shares of common stock held directly by Mr. Bratton; and (ii) 4,936 shares of common stock issuable pursuant to RSUs vesting within 60 days of April 24, 2023.
(6)	Consists of: (i) 2,523 shares of common stock held directly by Ms. Grant and (ii) 4,936 shares of common stock issuable pursuant to RSUs vesting within 60 days of April 24, 2023.
(7)	Consists of: (i) 1,946 shares of common stock held directly by Ms. Jacobson and (ii) 4,936 shares of common stock issuable pursuant to RSUs vesting within 60 days of April 24, 2023.
(8)	Consists of: (i) 17,547 shares of common stock held directly by Mr. Levensohn and (ii) 5,924 shares of common stock issuable pursuant to RSUs expected to settle within 60 days of April 24, 2023.
(9)

Consists of: (i) 17,534 shares of common stock held directly by Mr. Morial; (ii) 11,765 shares of common stock issuable under outstanding stock options exercisable within 60 days of April 24, 2023; and (iii) 4,936 shares of common stock issuable pursuant to RSUs expected to settle within 60 days of April 24, 2023.

(10)	Consists of: 1,533 shares of common stock held directly by Ms. Sharma and 4,936 shares of common stock issuable pursuant to RSUs vesting within 60 days of April 24, 2023.
(11)

Consists of: (i) 429,485 shares of common stock held directly by Mr. Clark; (ii) 130,834 shares of common stock issuable under outstanding stock options exercisable within 60 days of April 24, 2023; and (iii) 8,445 shares of common stock expected to settle pursuant to RSUs within 60 days of April 24, 2023.

(12)

Consists of: (i) 71,696 shares of common stock held directly by Mr. Stewart; (ii) 3,750 shares held by Jennifer K. Stewart 401(k) Plan, (iii) 26,761 shares of common stock issuable under outstanding stock options exercisable within 60 days of April 24, 2023; and (iv) 3,317 shares of common stock expected to settle pursuant to RSUs within 60 days of April 24, 2023.

(13)

Consists of: (i) 14,502 shares of common stock held directly by Ms. Golzadeh; (ii) 81,774 shares of common stock issuable under outstanding stock options exercisable within 60 days of April 24, 2023 and (iii) 2,894 shares of common stock issuable pursuant to RSUs expected to settle within 60 days of April 24, 2023.

(14)

Consists of: (i) 589,212 shares of common stock, (ii) 46,787 shares of common stock expected to issue upon settlement of RSUs within 60 days of April 24, 2023 and (iii) 297,969 shares of common stock issuable under outstanding stock options exercisable within 60 days of April 24, 2023 held by our current executive officers and directors.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that one report was filed late for each of Ralph Clark, Alan Stewart, Gary Bunyard, Regan Davis and Sam Klepper, with each such late-filed report covering two transactions, two reports were filed late for Paul Ames, with each such late report covering two transactions and two reports were filed late for Nasim Golzadeh, one such late report covering one transaction and one such late report covering two transactions.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Our executive officers and their respective positions, and their ages as of April 24, 2023, are as follows:

Name	Age	Positions
Ralph A. Clark	64	President, Chief Executive Officer and Director
Alan R. Stewart	59	Chief Financial Officer
Nasim Golzadeh	48	Senior Vice President, Customer Support and Professional Services
Gary T. Bunyard	63	Senior Vice President, Sales and Security

Executive Officers

Ralph A. Clark. Biographical information for Mr. Clark is included above with the director biographies under the caption “Nominees for Election until the 2026 Annual Meeting of Stockholders.”

Alan R. Stewart has served as our Chief Financial Officer since February 2017. From May 2015 to February 2017, Mr. Stewart was a Managing Director of RA Capital Advisors, LLC, a private investment bank specializing in mergers and acquisitions, private financings and restructurings. From 2004 to 2014, he served as Chief Financial Officer and then Chief Development Officer of Epsilon Systems Solutions, Inc. Since 2008, Mr. Stewart has served as President and CEO of FIT Advisors, LLC, a boutique consulting firm that has offered temporary CFO services and served clients from start-up ventures to large private companies. Currently, Mr. Stewart only provides board services through FIT Advisors, LLC. Prior to his business career, Mr. Stewart served over ten years as a submarine nuclear engineer in the United States Navy. He received his B.S. in Oceanography, with distinction, from the U.S. Naval Academy and his M.B.A. from Harvard Business School.

Nasim Golzadeh has served as our Senior Vice President, Customer Support and Professional Services since March 2019. From July 2005 until January 2019, Ms. Golzadeh held positions of increasing responsibility at CentralSquare Technologies (formerly TriTech Software Systems), a public safety software company. At CentralSquare Technologies, Ms. Golzadeh led consistent professional services revenue growth, drove operational excellence, continuous process improvement and high customer satisfaction. From August 2014 to January 2019, Ms. Golzadeh served as Vice President of Operations and Professional Services, from April 2013 to August 2014 as the Senior Director of Operations, and prior to that the Director of Program Management Office. Earlier in her career Ms. Golzadeh held several management and engineering positions at various educational, banking, and manufacturing organizations. Ms. Golzadeh holds a B.S. in Electrical Engineering from University of Tehran, Iran and M.B.A. and an M.S. in Software Engineering from National University.

Gary T. Bunyard has served as our Senior Vice President, Sales and Security since January 2017. From January 2012 to May 2015, Mr. Bunyard served as Vice President of Sales for TriTech Software Systems. Prior to that, Mr. Bunyard held positions as Vice President of Sales and Marketing for Tiburon Corporation and for VisionAIR, Inc., both public safety software companies. Mr. Bunyard also held the position as President and Chief Operating Officer and subsequently President and Chief Executive Officer for Tiburon Corporation after holding several sales executive and sales management positions at IBM. Mr. Bunyard holds a B.B.A. in International Business and a B.A. in Psychology from the University of Texas at Austin.

EXECUTIVE AND DIRECTOR COMPENSATION

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2022 executive compensation program for our “named executive officers,” or NEOs.

Our named executive officers for the year ended December 31, 2022 are the following individuals:

•	Ralph A. Clark, our President, Chief Executive Officer and Director;

•	Alan R. Stewart, our Chief Financial Officer; and

•	Nasim Golzadeh, our Senior Vice President, Customer Support and Professional Services.

Executive Summary

2022 Business Highlights

We achieved several important milestones in 2022:

•	Revenues increased 39% to $81.0 million from $58.2 million in 2021.

•	Gross profit increased 44% to $46.8 million (58% of revenues) from $32.5 million (56% of revenues) in 2021.

•	GAAP net income was $6.4 million, compared to GAAP net loss of $4.4 million in 2021.

•	Went “live” with 102 new square miles of ShotSpotter Respond coverage, bringing the total live miles to over 980 miles with approximately 1,060 miles under contract as of December 31, 2022.

2022 Compensation Actions

•	Based on strong performance of our corporate goals for 2022 we paid performance-based bonuses at 50-90% of target to our named executive officers.

•	We continued to grant equity awards in the form of stock options and RSUs to our named executive officers to incentivize and reward for stockholder value creation.

•

We structured 91% of our Chief Executive Officer’s (Mr. Clark’s) target compensation and 77% of the average of the other named executive officers’ (Mr. Stewart’s and Ms. Golzadeh’s) target compensation as variable or at-risk pay, consisting of an annual performance bonus and equity awards. “Target compensation” consists of base salary, target performance bonus opportunity and equity awards granted in 2022.

In the normal course of their activities, the Compensation Committee examines market data related to pay mix. In comparison to the pay mix for both our Chief Executive Officer and named executive officers, our focus on long-term pay is greater than our peers, where the median percentage of total compensation attributed to long-term pay is approximately 75% for CEOs and 50% for other named executive officers in our 2022 peer group.

Our Executive Compensation Practices

What We Do	What We Don’t Do

Pay for performance – structure a substantial portion of pay to be “at risk” and based on Company performance	No tax gross-ups

Bonuses are dependent on meeting corporate objectives	No single trigger change in control benefits

Retain independent compensation consultant	No fringe benefits or perquisites that are not available to all employees

Annual review of compensation – the Compensation Committee with the assistance of its independent consultant annually reviews the Company’s executive program considering best practices	No hedging or pledging of Company stock

Equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives	No guaranteed bonus or base salary increases

Our Compensation Committee selects our peers based on quantitative and qualitative criteria, including industry, revenue, and market capitalization

How We Determine Executive Compensation

The Compensation Committee reviews and makes decisions with respect to all compensation paid to our executive officers, including our named executive officers. The Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations. In making his recommendations, the Chief Executive Officer reviews compensation data provided by the independent compensation consultant to the Compensation Committee, as described below. While the Chief Executive Officer discusses his recommendations with the Compensation Committee and the Board, he does not participate in the deliberations concerning, or the determination of, his own compensation. The Compensation Committee or the Board discusses and makes final determinations with respect to executive compensation matters without the Chief Executive Officer present during discussions of the Chief Executive Officer’s compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee or the Board to make presentations, provide financial or other background information or advice, or otherwise participate in the Compensation Committee or Board meetings.

The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program and determines the principal components of compensation (base salary, performance bonus, and equity awards) for our executive officers on an annual basis, typically at the beginning of each fiscal year. However, decisions may occur during the year for new hires, promotions, or other special circumstances as the Compensation Committee determines appropriate. Neither the Board nor the Compensation Committee delegates authority to approve executive officer compensation. The Compensation Committee does not maintain a formal policy regarding the timing of equity awards to our executive officers; awards are generally approved at a meeting of the Compensation Committee in the first quarter of each year, with a grant date selected by the Compensation Committee.

The Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In 2022, we retained Aon as an independent compensation consultant to provide executive compensation consulting services to the Compensation Committee and assist it in reviewing our executive compensation programs, making compensation decisions for each of our executive officers, and ensuring that our compensation programs remain competitive in attracting and retaining talented executives. The compensation consultant reports directly to the Compensation Committee, which maintains the authority to direct its work and engagement. The compensation consultant interacts with management to gain access to company information that is required to perform its services and to understand the culture and policies of our organization.

Aon’s engagement with respect to 2022 executive compensation decisions included conducting a review of the design and competitive positioning of our compensation programs for our Chief Executive Officer, other executive officers, and non-employee directors in preparation for making compensation decisions for 2022, reviewing our aggregate long-term incentive practices, and updating its prior compensation study regarding equity grant practices. As part of the in-depth review for 2022 compensation, Aon provided the Compensation Committee with the following services, which the Compensation Committee used to make decisions related to compensation for 2022:

•

reviewed and provided an analysis of the compensation arrangements for all our NEOs, including the design and structure of our annual cash incentive bonus plan and equity-based incentive compensation program;

•	advised on the design and structure of our cash and equity incentive compensation programs;

•	prepared an analysis of our share usage under our equity incentive plan;

•	updated the Compensation Committee on emerging trends and best practices in the area of executive and Board compensation;

•	provide recommendations and assisted with developing our peer group;

•	provided compensation data for similarly situated executive officers at companies in our peer group; and

•	reviewed and provided recommendations on the compensation program for our non-employee directors.

In determining whether to engage Aon, the Compensation Committee considered the following factors: (i) the amount of fees paid to the compensation consultant, as a percentage of the firm’s total revenue; (ii) the provision of other services to us by the compensation consultant; (iii) the compensation consultant’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; (v) any business or personal relationship of the compensation consultant or the individual compensation advisors employed by the firm with any of our executive officers or any members of the Compensation Committee; and (vi) any shares of our common stock owned by the compensation consultant or the individual compensation advisors employed by the firm.

Peer Group and Market Data

In making 2022 compensation decisions, the Compensation Committee reviewed market data, with the assistance of Aon, for each named executive officer’s position, compiled by Aon, from the following peer group of companies for 2022:

A10 Networks, Inc.	LiveVox, Inc.
American Software, Inc.	Mitek Systems, Inc.
Asure Software, Inc.	ON24, Inc.
AudioEye, Inc.	OneSpan Inc.
ChannelAdvisor Corporation	Smith Micro Software, Inc.
CoreCard Corporation	Upland Software, Inc.
Digimarc Corporation	Veritone, Inc.
eGain Corporation	Zix Corporation
GTY Technology Holdings Inc.

The 2022 peer group was recommended by Aon and selected based on the following parameters:

•	publicly traded technology companies, with a focus on software companies that are security oriented;

•	companies with revenue generally below $200 million; and

•	companies with market capitalization, as of January 2, 2022, of $100 million to $1.3 billion.

Factors Used in Determining Executive Compensation

The Compensation Committee sets the compensation of our executive officers at levels the Compensation Committee determines to be competitive and appropriate for each named executive officer, in line with the Company’s business objectives and corporate performance and with current market practices. To this end, the Compensation Committee uses its professional experience and judgment to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment. Compensation decisions are not made by use of a formulaic approach; the Compensation Committee believes that these decisions require consideration of a multitude of relevant factors that may vary from year to year. In making executive compensation decisions, the Compensation Committee generally takes into consideration the following factors:

•	our corporate performance and business needs;

•	each named executive officer’s individual performance, experience, job function, change in position or responsibilities, and expected future contributions to our company;

•	internal pay equity among our named executive officers and positions;

•	the need to attract new talent to our executive team and retain existing talent in a highly competitive industry;

•	a range of market data reference points;

•	the total compensation cost and stockholder dilution from executive compensation actions;

•	trends and compensation paid to similarly situated executives within our market;

•	its compensation consultant’s recommendations;

•	a review of each named executive officer’s total targeted and historical compensation and equity ownership; and

•

our Chief Executive Officer’s recommendations, based on the Chief Executive Officer’s direct knowledge of the performance of each named executive officer and the Chief Executive Officer’s review of competitive market data.

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to or earned by our named executive officers listed below during the years ended December 31, 2022 and 2021.

*	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ralph A. Clark	2022	450,000	—	1,003,052	2,995,621	337,500	14,014	4,800,187
President and Chief Executive Officer	2021	450,000	—	674,965	675,307	344,000	12,029	2,156,301
Alan R. Stewart	2022	360,000	—	501,513	499,276	158,400	10,240	1,529,429
Chief Financial Officer	2021	350,000	—	412,468	137,543	164,000	8,909	1,072,920
Nasim Golzadeh	2022	308,750	—	501,513	499,276	113,400	8,247	1,431,186
Senior Vice President, Customer Support and Professional Services	2021	265,000	—	262,497	87,524	110,000	6,514	731,535

(1)

Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of restricted stock units with only time-based vesting conditions as computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718 (“ASC 718”). As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)

Amounts reported in this column do not reflect the amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to the named executive officers during the fiscal years ended December 31, 2022 and 2021, respectively, as computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(3)

The amounts reported in the “Non-Equity Incentive Plan Compensation” represent amounts paid in 2022 and 2023 for the achievement of pre-established corporate performance goals during 2021 and 2022, see “Annual Bonus Plan” below.

(4)

Amounts reported in this column represent 401(k) Company match pursuant to the Company’s 401(k) Plan available to all employees, life insurance premiums paid by us on behalf of the executive officer and home office taxable reimbursements.

Narrative Disclosure to Summary Compensation Table

Base Salary

Base salaries for each of our named executive officers were initially established through arm’s-length negotiations at the time of the named executive officer’s hiring, taking into account such named executive officer’s qualifications, experience, the scope of his or her responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Base salaries are reviewed periodically, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board with executives at other companies.

In February 2022, the Compensation Committee approved the following base salaries for our named executive officers, effective January 1, 2022: for Mr. Clark, $450,000; for Mr. Stewart, $360,000; for Ms. Golzadeh, $315,000. The following table sets forth the 2021 and 2022 base salaries for our named executive officers:

Annual Bonus Plan

Our named executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined performance goals and to reward our executives for individual achievement toward these goals. The performance-based bonus each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our Board or Compensation Committee establishes and is paid annually. Annually, the Compensation Committee of our Board reviews the Company’s performance and determines the actual bonus payout to be awarded to each of our eligible executive officers.

For 2022, our named executive officers were eligible to earn annual cash bonuses at target percentages of their respective base salaries equal to 100% for Mr. Clark, 55% for Mr. Stewart, and 40% for Ms. Golzadeh based on the achievement of certain corporate performance objectives approved by our Board. In February 2023, the Compensation Committee reviewed the Company’s achievements against our 2022 corporate goals and based on the level of corporate achievement in 2022, the Compensation Committee approved bonus payments for 2022 for Mr. Clark, Mr, Stewart and Ms. Golzadeh as set forth in the table below:

Named Executive Officer	Position	2022 Award
Ralph A. Clark	President, Chief Executive Officer and Director	$337,500
Alan R. Stewart	Chief Financial Officer	$158,400
Nasim Golzadeh	Senior Vice President, Customer Support and Professional Services	$113,400

The following table sets forth the 2022 bonus plan for our named executive officers, including 2022 target, 2022 payout and 2022 payout as a percentage of the 2022 target:

Equity Compensation

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate executive officers, and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executive officers generally are awarded an initial new hire grant upon commencement of employment, as well as annual grants.

The Compensation Committee has chosen to use stock options and RSUs for our current equity program. For 2022, 75% of the total long-term incentive award value is delivered in stock options and 25% is delivered in RSUs.

•

Stock options are an important vehicle for tying executive pay to performance. Recipients only receive value if the value of our stock increases above the exercise price and they tightly align the interests of our executives with those of our stockholders. Stock options vest monthly over four years and can be exercised 10 years from the date of grant.

•

Time-based RSUs are less dilutive to our stockholders than stock options, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options. They are also effective as a retention tool as they maintain value even in cases where the share price is trading lower than the initial grant price. RSUs vest monthly over four years.

Each of our named executive officers currently holds stock options under our 2005 Equity Incentive Plan (the “2005 Plan”) and/or 2017 Equity Incentive Plan (the “2017 Plan”) that were granted subject to the general terms of the applicable plan and the applicable forms of stock option agreement thereunder. The specific vesting terms of each named executive officer’s stock options are described below under “—Outstanding Equity Awards as of December 31, 2022.” We currently grant equity awards pursuant to the 2017 Plan.

Outstanding Equity Awards as of December 31, 2022

The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)
Ralph A. Clark	3/27/2017	18,000			3.06	3/27/2027
	3/7/2019						557	(4)	18,843	(8)
	3/6/2020	21,899	9,956	(1)(3)	34.07	3/5/2030
	3/6/2020						5,733	(5)	193,947	(8)
	3/9/2021	13,242	17,027	(1)(3)	37.26	3/9/2031
	3/9/2021						10,191	(6)	344,762	(8)
	2/17/2022		151,463	(1)(3)	26.50	2/16/2032
	2/17/2022						30,754	(7)	1,040,408	(8)
Alan R. Stewart	3/7/2019						418	(4)	14,141	(8)
	3/6/2020	9,416	4,281	(1)(3)	34.07	3/5/2030
	3/6/2020						2,465	(5)	83,391	(8)
	3/9/2021	2,697	3,468	(1)(3)	37.26	3/9/2031
	3/9/2021						6,233	(6)	210,862	(8)
	2/17/2022	6,643	25,244	(1)(3)	26.50	2/16/2032
	2/17/2022						15,377	(7)	520,204	(8)
Nasim Golzadeh	3/7/2019	46,874	3,126	(2)(3)	44.95	3/6/2029
	3/7/2019						390	(4)	13,194	(8)
	3/6/2020	14,725	6,694	(1)(3)	34.07	3/5/2030
	3/6/2020						1,605	(5)	54,297	(8)
	3/9/2021	1,716	2,207	(1)(3)	37.26	3/9/2031
	3/9/2021						3,965	(6)	134,136	(8)
	2/17/2022	6,643	25,244	(1)(3)	26.50	2/16/2032
	2/17/2022						15,377	(7)	520,204	(8)

(1)	1/48th of the shares subject to the stock option vest each month following the grant date.
(2)

The shares subject to the stock option vest over a four-year period as follows: 25% of the shares underlying the options vested March 7, 2020 and thereafter 1/48th of the shares vest each month, subject to continued service with us through each vesting date.

(3)

Stock option is subject to accelerated vesting upon a qualifying termination of the executive’s employment with us, as described below under “Potential Payments and Benefits upon Termination or Change in Control.”

(4)	Represents RSUs. The RSUs vest as follows: 6.25% of the RSUs shall vest quarterly, starting June 10, 2019, subject to continued employment on each such vesting date.
(5)	Represents RSUs. The RSUs vest as follows: 6.25% of the RSUs shall vest quarterly, starting June 6, 2020, subject to continued employment on each such vesting date.
(6)	Represents RSUs. The RSUs vest as follows: 6.25% of the RSUs shall vest quarterly, starting March 9, 2021 subject to continued employment on each such vesting date.
(7)	Represents RSUs. The RSUs vest as follows: 6.25% of the RSUs shall vest quarterly, starting February 17, 2022 subject to continued employment on each such vesting date.
(8)	Based on the $33.83 closing price of our common stock on Nasdaq on December 31, 2022.

Named Executive Officer Offer Letters and Arrangements

The initial terms and conditions of employment for each of our named executive officers are set forth in written offer letters. In March 2017, we entered into revised employment offer letters with each of Mr. Clark and Mr. Stewart, and we entered into an offer letter with Ms. Golzadeh in February 2019. Our offer letters with each of our named executive officers set forth the terms and conditions of such named executive officer’s employment with us, the terms of which are described below. Each of our named executive officers has also executed our standard form of confidential information and invention assignment agreement. Any potential payments and benefits due to our named executive officers upon a termination of employment or a change in control of us are further described below under the heading “Potential Payments and Benefits Upon Termination or Change in Control.”

Ralph A. Clark

We entered into an initial offer letter with Ralph A. Clark, our President and Chief Executive Officer in July 2010, which set forth the initial terms and conditions of his employment with us. In March 2017, we entered into an amended and restated offer letter with Mr. Clark, which replaced and superseded Mr. Clark’s prior offer letter. Pursuant to the amended and restated offer letter, Mr. Clark’s base salary was initially $300,000 per year and is subject to adjustment by the Board or Compensation Committee. Based on input from the Compensation Committee’s consultant, Aon, and review of salaries paid by companies in the Company’s peer group, the Compensation Committee approved an increase of Mr. Clark’s salary to $450,000 in 2021. Under the amended and restated offer letter, Mr. Clark was also eligible to receive an annual bonus determined in the discretion of the Board or Compensation Committee, with the target bonus set at 100% of his base salary, also subject to adjustment by the Board or Compensation Committee. For 2021 and 2022, the Compensation Committee set Mr. Clark’s target bonus amount at 90% and 100%, respectively, of his base salary. Mr. Clark’s employment is at will and may be terminated at any time, with or without cause.

Alan R. Stewart

We entered into an initial offer letter with Alan R. Stewart, our Chief Financial Officer, in January 2017, which set forth the initial terms and conditions of his employment with us. In March 2017, we entered into an amended and restated offer letter with Mr. Stewart, which replaced and superseded Mr. Stewart’s prior offer letter. Pursuant to the amended and restated offer letter, Mr. Stewart’s base salary was initially $250,000 per year and is subject to adjustment by the Board or Compensation Committee. Based on input from the Compensation Committee’s consultant, Aon, and review of salaries paid by companies in the Company’s peer group, the Compensation Committee approved an increase of Mr. Stewart’s salary to $360,000 in 2022. Under the amended and restated offer letter, Mr. Stewart was also eligible to receive an annual target bonus determined in the discretion of the Board or Compensation Committee. For 2021 and 2022, the Compensation Committee set Mr. Stewart’s target bonus amount at 55% of his base salary. Mr. Stewart’s employment is at will and may be terminated at any time, with or without cause.

Nasim Golzadeh

We entered into an offer letter with Nasim Golzadeh, our Senior Vice President, Customer Support and Professional Services, in February 2019, which set forth the initial terms and conditions of her employment with us. Pursuant to the offer letter, Ms. Golzadeh’s base salary was $260,000 per year and is subject to adjustment by the Board or Compensation Committee. Based on input from the Compensation Committee’s consultant, Aon, and review of salaries paid by companies in the Company’s peer group, the Compensation Committee approved an increase of Ms. Golzadeh’s salary to $315,000 in 2022. Also pursuant to the offer letter, Ms. Golzadeh was eligible to receive an annual target bonus of up to $50,000, subject to adjustment by the Board or Compensation Committee. For 2021 and 2022, the Compensation Committee set Ms. Golzadeh’s target bonus amount at 40% of her base salary. Ms. Golzadeh’s employment is at will and may be terminated at any time, with or without cause.

Potential Payments and Benefits upon Termination or Change in Control

The offer letter agreements with each of Mr. Clark, Mr. Stewart and Ms. Golzadeh provide that if we terminate such named executive officer for any reason other than for cause, death or disability, such named executive officer would be entitled to receive the following severance benefits:

•	payment of such officer’s then-current base salary for a period of six months following the termination date; and

•	acceleration of six months of vesting of then-unvested options held by such executive officer.

In addition, if we terminate such named executive officer other than for cause, death or disability, or such named executive officer resigns his or her position with us for good reason, immediately prior to or within 12 months of a change in control, then the named executive officer shall also be entitled to receive 100% acceleration of vesting of then-unvested options held by such named executive officer upon such qualifying termination.

Payment of any severance benefits is conditioned on the named executive officer’s timely execution of a general release of claims in our favor.

Non-Employee Director Compensation

The following table sets forth information regarding cash and non-cash compensation earned by or paid to our non-employee directors during the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
William J. Bratton	45,000	129,980	169,980
Deborah Elam Grant	53,000	124,980	177,980
Roberta Jacobson	48,000	124,980	172,980
Pascal Levensohn	18,000	204,458	222,458
Marc Morial	54,500	124,980	179,480
Ruby Sharma	55,000	124,980	179,980
Randall Hawks, Jr.	20,000	0	20,000
Thomas T. Groos	20,000	0	20,000

(1)

The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reported reflect the aggregate grant date fair value of all RSUs granted to our non-employee directors during fiscal year ended December 31, 2022, as computed in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Mr. Levensohn elected to receive $204,458 of his cash compensation for his service in 2022, starting with the second quarter, in 7,571 RSUs. During 2022, Mr. Levensohn received an award of 678 RSUs with a grant date fair value of $19,682, an award of 5,924 RSUs with a grant date fair value of $149,996, an award of 477 RSUs with a grant date fair value of $17,649 and an award of 492 RSUs with a grant date fair value of $17,131

(2)

As of December 31, 2022, the aggregate number of shares underlying RSU awards outstanding held by our non-employee directors listed above were as follows: Mr. Bratton, 4,936 shares; Ms. Grant, 4,936 shares; Ambassador Jacobson, 4,936 shares; Mr. Levensohn, 5,924 shares, Mr. Morial, 4,936 shares and Ms. Sharma, 4,936 shares. As of December 31, 2022, the aggregate number of shares underlying outstanding options held by our non-employee directors were as follows: Mr. Morial, 11,765 shares.

Non-Employee Director Compensation Policy

In accordance with our policy for the compensation of our non-employee directors (the “Non-Employee Director Compensation Policy”), the Board Chair was entitled to receive a retainer at an annualized rate of $65,000 and each other non-employee director was entitled to receive a board service retainer at an annualized rate of $40,000 during 2022. The chairs of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee were entitled to receive committee chair service retainers at the annualized rate of $15,000, $10,000 and $7,500, respectively, during 2022. Non-Chair members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee were entitled to receive committee service retainers at the annualized rate of $7,000, $5,000 and $3,000, respectively, during 2022. We also reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of our Board or any committee thereof. In accordance with the Non-Employee Director Compensation Policy, Mr. Levensohn elected to receive all cash compensation for his service in 2022, starting with the second quarter, in RSUs in accordance with the policy. In February 2023, the Non-Employee Director Compensation Policy was amended to increase the annual retainer rates of the Audit Committee chair and members to $20,000 and $10,000, respectively.

In addition to cash compensation, under the Non-Employee Director Compensation Policy, each non-employee director was eligible to receive RSU awards pursuant the 2017 Plan. Each non-employee director appointed during 2022 was eligible to receive a RSU (an “Initial Award”) with an aggregate grant date fair value of $125,000, prorated for his or her days of service in the year of appointment until the next annual meeting of stockholders. On the date of each annual meeting of stockholders, each non-employee director in office immediately following such annual meeting was eligible to receive an RSU (an “Annual Award”) with an aggregate grant date fair value totaling $125,000, except that the Chair was entitled to receive an Annual Award with additional fair market value of $25,000. However, if the Board Chair of the Board was also the chair of any committee, the dollar value of the Initial Award or Annual Award shall be reduced by any cash compensation received as a result of such director’s chair role of such committee. Accordingly, each non-employee member of the Board received an Annual Award immediately following our 2022 annual meeting of stockholders with a grant date fair value of $125,000.

Each Initial Award and Annual Award vests on the earlier of (i) the first anniversary of the date of grant and (ii) the date of the Company’s first annual meeting of stockholders following such grant date provided that such director is providing service to the Company as a member of the Board as of such date. In addition, the vesting of all RSUs granted under the Non-Employee Director Compensation Policy will accelerate in full upon a Change in Control (as defined in the 2017 Plan) or immediately prior to the effectiveness of a non-employee director’s resignation or removal (and contingent upon the effectiveness of a Change in Control) in the event that the non-employee director is required to resign his or her position as a non-employee director as a condition of the Change in Control or the non-employee director is removed from his or her position as a non-employee director in connection with the Change in Control. All awards made pursuant to the Non-Employee Director Compensation Policy are subject to the limitations on compensation payable to non-employee directors set forth in the 2017 Plan.

Equity Incentive Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)(1)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders(2)	1,256,056	28.20	2,043,541	(3)(4)
Equity compensation plans not approved by security holders	—	—	—
Total	1,256,056	28.20	2,043,541

(1)	Excludes RSUs, which have no exercise price.
(2)

These plans consist of our 2005 Equity Incentive Plan, 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan. No further grants were made under the 2005 Equity Incentive Plan after the effectiveness of our 2017 Equity Incentive Plan in 2017 in connection with our initial public offering. Does not include purchase rights accruing under the 2017 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the applicable purchase period.

(3)

The number of shares of common stock reserved for issuance under the 2017 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2017 Equity Incentive Plan, an additional 585,172 shares were added to the number of available shares effective January 1, 2022.

(4)

The number of shares of common stock reserved for issuance under the 2017 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by the lesser of (i) 2% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of the automatic increase and (ii) 150,000 shares of our common stock or (iii) a lesser number of shares determined by our Board. Pursuant to the terms of the 2017 Employee Stock Purchase Plan, an additional 150,000 shares were added to the number of available shares effective January 1, 2022.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following disclosure about the relationship between executive compensation actually paid for our principal executive officer, or PEO, and non-PEO named executive officers, or Non-PEO NEOs actually paid and certain financial performance of the Company. As a smaller reporting company we are permitted and have elected to provide scaled pay versus performance disclosure. For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, please see above in this “Executive Compensation” section. The following table presents the pay versus performance information for our named executive officers. The amounts set forth below have been calculated in accordance with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in this Proxy Statement:

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On Total Stockholder Return ($)(5)	Net Income (Loss) ($)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	4,800,187	7,136,331	1,480,307	1,994,023	90	6,385,000
2021	2,156,301	1,763,580	987,997	820,561	78	(4,431,000)

(1)

The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Clark (our Chief Executive Officer, or PEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)

The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Clark, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Clark during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Clark’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2022	4,800,187	(3,998,672)	6,334,816	7,136,331
2021	2,156,301	(1,350,272)	1,141,356	1,947,385

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Equity Award Adjustments ($)
2022	5,048,119	256,676	1,155,307	(125,286)	—	6,334,816
2021	1,036,457	(216,127)	277,895	43,131	—	1,141,356

(3)

The dollar amounts reported in column (d) represent the average of the amounts reported for the NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding our PEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Mr. Stewart and Ms. Golzadeh; and (ii) for 2021, Mr. Stewart and Mr. Bunyard.

(4)

The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	1,480,307	(1,000,789)	1,514,505	1,994,023
2021	987,997	(425,009)	348,840	911,828

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Total Average Equity Award Adjustments ($)
2022	1,188,160	100,518	270,581	(44,754)	—	1,514,505
2021	337,894	(86,286)	82,799	(14,433)	—	348,840

(5)

Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Net Income

The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s net income, on the other.

Compensation Actually Paid and Cumulative TSR

The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s cumulative total stockholder return, or TSR, over the two years presented in the table, on the other.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We had no transactions that have occurred since January 1, 2021 and to which we were a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at December 31, 2021 and 2022, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, of an affiliate or immediate family member thereof, has or will have a direct or indirect material interest, other than those already described in this Proxy Statement under the heading “Executive and Director Compensation.”

Related-Person Transactions Policy and Procedures

We have a Related-Person Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related-person transactions. For purposes of our policy only, a related-person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we and any related-person are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related-person transaction, including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation, our management must present information regarding the related-person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy.

In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related-person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	whether the related-person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the risks, costs and benefits to us; the extent of the related person’s interest in the transaction.

The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee or other independent body of our Board, determines in the good faith exercise of its discretion.

Indemnification

The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s amended and restated bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s amended and restated bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders, cost savings for companies and the reduction of environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

This year, a number of brokers with account holders who are SoundThinking stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us (if you are a stockholder of record) or from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or SoundThinking. Direct your written request to SoundThinking, Inc., Attn Corporate Secretary, 39300 Civic Center Dr., Suite 300, Fremont, California 94538, or contact us at 1-510-794-3100.

Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.

Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You may also read and copy any document we file with the SEC at our website at ir.soundthinking.com.

You should rely on the information contained in this document to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of any date other than the date hereof, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary.

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at ir.soundthinking.com, or a copy of our Annual Report on Form 10-K for the year ended December 31, 2022 is available without charge upon written request to our Corporate Secretary at 39300 Civic Center Dr., Suite 300, Fremont, California 94538.

SOUNDTHINKING

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SOUNDTHINKING, INC. Annual Meeting Proxy Card

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1. Election of Class III Directors:

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. SOUNDTHINKING, INC. Annual Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1, a vote FOR Proposal 2, a vote FOR 1 YEAR on Proposal 3 and a vote FOR Proposal 4. 1. Election of Class III Directors: For Withhold For Withhold For Withhold 01—Ralph Clark 02—Marc Morial 03—Ruby Sharma For Against Abstain 1 Year 2 Years 3 Years Abstain 2. Advisory approval of the compensation of the Company’s 3. Advisory vote on the frequency of stockholder named executive officers. advisory votes on the compensation of the Company’s named executive officers. 4. Ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. NOTE: In their discretion, the proxy-holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890                J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 577812 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03TJYC

The 2023 Annual Meeting of Stockholders of SoundThinking, Inc. will be held on Wednesday, June 21, 2023 at 9:00 a.m. Pacific Time, virtually via the Internet at meetnow.global/MUNUWWZ. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SSTI qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — SoundThinking, Inc. + Notice of 2023 Annual Meeting of Stockholders June 21, 2023 9:00 a.m. Pacific Time Proxy Solicited on behalf of the Board of Directors The undersigned hereby appoints Ralph A. Clark and Alan R. Stewart, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes each of them to represent and vote, as provided below, all the shares of SoundThinking, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2023 Annual Meeting of Stockholders of SoundThinking, Inc. (the “Meeting”) to be held on Wednesday, June 21, 2023 at 9:00 a.m. Pacific Time virtually via the Internet at meetnow.global/MUNUWWZ and or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, “FOR 1 YEAR” ON PROPOSAL NO. 3, AND “FOR” PROPOSAL NO. 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Continued and to be marked, dated and signed, on the other side) Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.